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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement                    Confidential, For Use of the
[ ] Definitive proxy statement                     Commission Only (as permitted
[X] Definitive additional materials                by Rule 14a-6(e)(2))
[ ] Soliciting material under Rule 14a-12

                                    RPM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of filing fee (Check the appropriate box):
[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the Filing Fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:
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                                 FORM OF LETTER

                                   RPM, INC.
                                2628 PEARL ROAD
                               MEDINA, OHIO 44258


                                                              September 13, 2002


Dear Fellow Shareholder:

We have previously sent to you proxy material for the Annual Meeting of RPM, Inc. Shareholders to be held on October 11, 2002. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS VOTE FOR ALL OF THE PROPOSALS UNDER CONSIDERATION.

Since approval of the Reincorporation Proposal requires the affirmative vote of holders of two-thirds of the outstanding shares, YOUR VOTE IS IMPORTANT, no matter how many or how few shares you may own. Whether or not you have already done so, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY IN THE ENVELOPE PROVIDED.

Very truly yours,



Thomas C. Sullivan
Chairman and Chief Executive Officer



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             If you have any questions, or need assistance in voting
                  your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, AT 1-877-750-9496.

                                 IMPORTANT NOTE:
                IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER,
           YOU MAY BE ABLE TO VOTE BY TELEPHONE, OR VIA THE INTERNET.
              PLEASE CALL INNISFREE AT 877-750-9496 FOR ASSISTANCE.
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                                 FORM OF LETTER

                                    RPM, INC.
                                 2628 PEARL ROAD
                               MEDINA, OHIO 44258

                                                              September 23, 2002


Dear Fellow Shareholder:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of RPM, Inc. Shareholders on October 11, 2002. Your Board of Directors has unanimously recommended that shareholders vote FOR all of the proposals on the agenda.

To help your company avoid the expense of further solicitation, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

Thank you for your cooperation.

Very truly yours,



Thomas C. Sullivan
Chairman and Chief Executive Officer


--------------------------------------------------------------------------------
     If you have any questions, or need assistance in the last-minute voting of your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, AT 1-877-750-9496.

                                 IMPORTANT NOTE:
                IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER,
           YOU MAY BE ABLE TO VOTE BY TELEPHONE, OR VIA THE INTERNET.
              PLEASE CALL INNISFREE AT 877-750-9496 FOR ASSISTANCE.
--------------------------------------------------------------------------------
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                               FORM OF FREQUENTLY
                                 ASKED QUESTIONS
                         POSTED ON REGISTRANT'S WEBSITE

WHY DOES THE COMPANY WANT TO REINCORPORATE IN DELAWARE?
By reincorporating in Delaware, the company would be able to take advantage of Delaware's modern and flexible corporate laws, as well as the expertise of the Delaware courts in corporate matters. In addition, reincorporating in Delaware would allow RPM to more effectively align the legal structure of its various operating companies under appropriate intermediate holding companies and further streamline the management and operations of its businesses.

WILL THE COMPANY BE MOVING TO DELAWARE IF THE REINCORPORATION TAKES PLACE? No, RPM would continue to have its headquarters in Ohio. The company remains fully committed to Northeast Ohio. The company anticipates that the proposed reincorporation would have no material impact on its employees, customers and suppliers worldwide, or any of the local communities where it has operations.

WILL MY DIVIDENDS OR HOLDINGS BE AFFECTED BY THE REINCORPORATION?
No, this proposed transaction, in and of itself, would have no effect on RPM's dividend policy. As has always been the case, future dividends will depend on the earnings, financial condition and capital requirement of RPM-Delaware and its subsidiaries. Likewise, the reincorporation would not alter the number of shares of the company you own. Each common share of RPM that you own would automatically be converted into one share of common stock of RPM-Delaware. So, if you hold 50 shares of the company prior to the reincorporation, then you would hold 50 shares of the company after the reincorporation. The conversion would be completely transparent to you - you would not even need to surrender your stock certificates.